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                                                                       EXHIBIT 4

                                     FORM OF
                                POWER OF ATTORNEY

         The undersigned party to the Family Stockholders Agreement, dated November __, 1996 (the "Family Stockholder"), does hereby make, constitute and appoint Stephen I. Kahn as his, her or its true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act in the name and on behalf of the Family Stockholder with respect to the matters hereinafter described.

         The Attorney shall have the power and authority to do the following:

              To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5, or any amendments thereto, required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, on behalf of the Family Stockholder with regard to any securities of dELiA*s Inc. or dELiA*s Corp. owned by the Family Stockholder.

         And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or desirable on behalf of the Family Stockholder in order to carry out more effectively the intent and purpose of the foregoing.

         Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Family Stockholder without attestation. The Power of Attorney conferred hereby shall not be delegable. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

         This Power of Attorney shall be governed under the laws of the State of New York.

         IN WITNESS WHEREOF, the Family Stockholder has caused this Power of Attorney to be executed as of the 27th day of October, 2000.

                                         -------------------------------------
                                         [Name of Family Shareholder]